Exhibit 10.13

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”), effective as of December 16, 2020, is made by and between BurgerFi International, LLC, a Delaware limited liability company (the “Company”), and Management Enterprises of Hollywood, Inc., a Florida corporation (“Consultant”).

BACKGROUND

WHEREAS, pursuant to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), dated as of June 29, 2020, by and among the Company, Opes Acquisition Corp., a Delaware corporation (“Purchaser”), the members of the Company (each, a “Member” and collectively the “Members”), and BurgerFi Holdings, LLC, a Delaware limited liability company, as the representative of the Members, Purchaser will acquire all of the ownership interest of the Company (the “Transaction”); and

WHEREAS, Company desires Consultant to provide consulting services in relation to Company’s business under the terms of this Agreement and Consultant is willing to provide such services to Company and Company under the terms of this Agreement.

TERMS

NOW, THEREFORE, in consideration of the foregoing premises and the promises and covenants set forth in this Agreement and intending to be legally bound hereby, Company and Consultant agree as follows:

1. Consulting Services.

1.1. Services. During the Term (as defined in Section 3.1), Consultant shall provide such advice and consulting services regarding the business of the Company as Company may reasonably request from time to time (the “Consulting Services”). The Consulting Services will include, but not be limited to, general business counsel and guidance, advice and consultation regarding the operations, real estate site criteria and selection process, franchising and prospects of the business of Company, information and guidance regarding Company’s personnel, customers and customer opportunities, and counsel and guidance regarding the transition associated with the acquisition of Company by Opes Acquisition Corp., a Delaware corporation. Consultant shall report to the Chief Executive Officer of Company in connection with the Consulting Services.

1.2. Performance of Services.

(a)	Consultant shall render the Consulting Services at such times and locations and using such methods and processes as Consultant shall deem appropriate to perform the Consulting Services contemplated by and consistent with the terms of this Agreement. In determining the time, location, methods and processes, Consultant shall take into consideration the Consulting Services to be provided, the availability and location of Company personnel with whom Consultant will primarily interact and the scope of the Services.

(b)	Consultant agrees to perform the Consultant Services in a timely and professional manner.

(c)	Company shall provide such access to its information and property as may be reasonably required in order to permit Consultant to perform the Consulting Services.

(d)	Consultant shall not use in the performance of the Consulting Service, or otherwise disclose to Company or Company, any trade secrets or proprietary information of any other person.

1.3. Independent Contractor. Consultant and Company intend for Consultant to be considered an independent contractor of Company and Company for all purposes and not an employee of Company or of Company. Neither Company nor Company shall have any obligation to provide any employment-related benefits to Consultant.

1.4. No Conflict. Consultant represents and warrants to Company and Company that he (i) is not, and will not become, a party to any non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction that would prohibit Consultant from executing this Agreement or interfere with Consultant performing fully his duties and responsibilities under this Agreement, and (ii) can perform his obligations under this Agreement without disclosing or using any confidential or proprietary information of any third party.

2. Compensation.

2.1. In consideration for Consultant’s performance of the Consulting Services, Company shall pay Consultant a retainer in the amount of $500,000 (the “Retainer”). The Retainer shall be payable in one lump sum at the Closing of the Transaction.

2.2. Consultant shall be solely responsible for the payment of all taxes or contributions imposed or required by the tax laws of any jurisdiction that pertain to the amounts paid to Consultant under this Agreement.

3. Term and Termination.

3.1. The term (“Term”) of this Agreement shall commence on December 16, 2020 and end on December 31, 2020.

3.2. Effect of Termination. Termination or expiration of this Agreement shall not be deemed to be a waiver of any claims arising from activities occurring prior to termination or expiration.

3.3. Non-Exclusive Engagement. The Company may from time to time (i) engage other persons and entities to act as consultants to Company and perform services for Company, including services that are similar to the Consulting Services, and (ii) enter into agreements similar to this Agreement with other persons or entities, in all cases without the necessity of obtaining approval from Consultant. Consultant may from time to time (i) perform services for other businesses that are similar to the Consulting Services, and (ii) enter into agreements similar to this Agreement with other persons or entities, in all cases without the necessity of obtaining approval from the Company.

4. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of Florida without reference to the conflicts of law principles of any jurisdiction.

5. Notices. All notices and other communications under this Agreement or in connection with this Agreement shall be in writing and shall be deemed to have been given and received upon the earliest of (a) actual receipt by the intended recipient, (b) one (1) business day after deposit of the notice with a nationally-recognized overnight delivery service, properly addressed and charges prepaid or (c) upon transmission if sent by electronic mail to the proper electronic mail address if to Company or the Company (following the Closing), to:

If the Company:

4218 NE 2nd Avenue

2nd Floor

Miami, Florida 33137

If to Consultant:

105 U.S. Highway One

North Palm Beach, FL 33408

or to such other names, addresses and/or email addresses as Company, Company or Consultant, as the case may be, shall designate by notice to the other person in the manner specified in this Section 5.

6. Severability. The provisions of this Agreement are severable, and if any provision or portion thereof is held to be invalid or unenforceable for any reason, such provision or portion thereof shall be modified or adjusted by a court or other tribunal exercising its equitable powers to the extent necessary to cure such invalidity or unenforceability, and all other covenants and provisions shall remain valid and enforceable.

7. Assignment; Benefit. This Agreement is for the personal services of Consultant. Neither party may assign this Agreement without the prior written consent of the other party.

8. Miscellaneous. This Agreement, including the Confidentiality Agreement (a) constitutes the final, exclusive and fully integrated agreement between the Company and Consultant with respect to its subject matter and supersedes any prior and contemporaneous agreements and understandings between the Company and Consultant relating to the subject matter of this Agreement; (b) may be modified only in a writing duly executed by the party against whom enforcement is sought; and (c) shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties to this Agreement. This Agreement may be executed in counterparts, each of which shall be an original and when taken together, shall be one and the same document. Execution of this Agreement by a party may be evidenced through delivery of such party’s signature to the other party by facsimile or electronic transmission in addition to any method providing for the delivery of notice under Section 5. The headings of the Sections of this Agreement are for convenience of reference only.

IN WITNESS WHEREOF, the undersigned have executed this Consulting Agreement effective as of the date set forth above.

BurgerFi International, LLC

By:	/s/ Bryan McGuire
	Name:	Bryan McGuire
	Title:	CFO

Management Enterprises of Hollywood, Inc.

By:	/s/ John Rosatti
	Name:	John Rosatti
	Title:	President

4